UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2018

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62930 O. B. Riley Rd, Suite 300, Bend, OR	97703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (541) 633-4568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2018, EVIO Labs Humbolt, Inc. (“EVIO Humbolt”), a wholly-owned subsidiary of EVIO, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Agreement”) with Leaf Detective, LLC. (“Leaf Detective”). Pursuant to the Agreement, Leaf Detective agreed to sell its assets including equipment, tools, brand, customer lists, customer contracts, rental agreements, and equipment leases for total consideration of $500,000 in a Convertible Promissory Note (“Note”). The Note is convertible at $1.25 per share, bears no interest and has a maturity of 12 months from the closing of the Agreement. The Agreement otherwise contains standard representations and warranties. The foregoing is not a complete description of all rights and obligations under the Agreement and is qualified in its entirety by the Agreement, a copy of which, with exhibits, is attached hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2018, the Company issued the Note to Leaf Detective for $500,000. The Note is convertible at $1.25 per share, bears no interest and has a maturity of 12 months from the closing of the Agreement. The Note otherwise contains standard representations and warranties. The foregoing is not a complete description of all rights and obligations under the Note and is qualified in its entirety by the Note, a copy of which, with exhibits, is attached hereto.

See Items 2.1, 10.1 and Exhibit 99.1, which are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
2.1*	Agreement for Sale and Purchase of Business Assets between Leaf Detective, LLC and EVIO Humbolt, LLC.
10.1*	Convertible Promissory note, dated as of April 29, 2018
99.1*	Press release, dated as of April 30, 2018.

__________

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.,

Date: April 30, 2018	By:	/s/ William Waldrop
William Waldrop Chief Executive Officer

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